EX-35.2
(logo) CENTRAL MORTGAGE COMPANY
www.CentralMortgageOnline.com



Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045
Attention: Servicer Oversight Group


RE: Officer's Certificate


Dear Master Servicer:

The undersigned Officer certifies the following for the 2007 fiscal year:


(i) A review of the activities of the Servicer during the preceding fiscal year and of the Servicer's performance of the Servicer under the terms of the Servicing Agreement with respect to such Loans has been made under the supervision of the officer who signed such Officer's Certificate;

(ii) To the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or if there has been a default in the fulfillment of any such obligation, such Officer's Certificate shall specify each such default known to such signer and the nature and status thereof and what action the Servicer proposes to take with respect thereto.


Certified by: /s/ Lou Ann Howard
Officer: Lou Ann Howard
Title: Senior Vice President
Date: February 29, 2008

"See Exhibit A Attached"



801 John Barrow Rd., Suite 1 * Little Rock, AR 72205 * (501) 716-5600 *
(800) 366-2132 * FAX (501) 716-5763

(logo) EQUAL HOUSING
       LENDER


(page)


Exhibit A


Central Mortgage Company
REG AB Investors
as of December 31, 2007


Description                                 PoolGroup       Principal Bal         Loan Count as
                                            Number          as of 12/31/07        of 12/31/07
DSLA 2006-AR1                               20061         $ 608,175,787.40               1424
Harborview Mtg Trust 2006-BU1               20061         $ 136,725,936.49                491
Harborview 2007-2                           20072         $ 842,887,769.61               1907
2007-4                                      20074         $   2,277,491.88                  6
Havborview Trust 2007-6                     20076         $     916,089.45                  2
Harborview Trust 2007-7                     20077         $ 550,907,502.48               1521
Harborview Mtg Trust 2006-BU1               20061         $ 234,921,606.63                818
Harborview 2007-A                           20071         $  72,247,014.88                764
MAIA Mtg Finance Statutory Trust 2006-6     20066         $  70,820,678.43                177
MAIA Mtg Finance Statutory Trust 2007-3     20073         $     334,504.55                  1
2007-F1-1                                   20071         $ 250,408,430.98               1067
2007-OAR1                                   20071         $ 382,184,364.01               1100
MANA 2007-A1                                20071         $  69,479,134.26                250
MANA 2007-OAR2                              20072         $  37,764,480.23                126
MANA 2007-A2                                20072         $ 101,763,885.03                381
MANA 2007-OAR4                              20074         $  32,401,193.04                101
Mana 2007-OAR5                              20075         $  45,645,619.69                156
2007-8XS                                    20078         $   1,185,209.97                  2
MSMLT 2007-2AX                              20072         $ 377,630,728.78               1149
2007-5AX                                    20075         $ 475,667,451.65               1313
MSMLT 2006-13                               200613        $ 247,600,845.59                808
MorganStanley MLT 2006-6                    20066         $ 175,629,863.82                604
MorganStanley MLT 2006-8                    20068         $  79,691,797.55                254
MorganStanley MLT 2006-1                    20061         $ 183,617,988.54                465
MorganStanley MLT 2006-9                    20069         $ 295,976,120.05                991
2007-6XS                                    20076         $ 498,569,920.56               1587
2007-7AX                                    20077         $              -                  0
Morgan Stanley MLT 2007-15AR                200715        $ 120,873,113.30                377
MorganStanley MLT 2006-3                    20063         $ 147,771,184.18                458
MorganStanley MLT 2006-5                    20065         $ 103,705,474.54                344
RBSGC 2007-B                                20072         $   1,569,613.92                 13
Soundview Trust 2007-1                      20071         $ 214,734,822.65               1061

GRAND TOTALS                                             $6,364,085,624.14             19,718

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